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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation on Form S-4 of our reports dated January 18, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2000 and to the references to us under the headings "Union Pacific Selected Consolidated Historical Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Omaha, Nebraska
October 31, 2001